Exhibit 23.1

Consent of Independent Registered Accounting Firm

The Board of Directors
OpenTV Corp.:

We consent to the incorporation by reference in the registration statements (No. 333-74026, No. 333-52180, No. 333-42892, No. 333-37196, No. 333-102944 and No. 333-115373) on Form S-8 and (No. 333-115374) on Form S-3 of OpenTV Corp. of our reports dated March 15, 2005, with respect to the consolidated balance sheets of OpenTV Corp. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of OpenTV Corp.

Our report dated March 15, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that OpenTV Corp. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that certain duties within the company's financial group were not properly segregated, management's review of certain accruals and detailed schedules prepared in connection with the Company's financial reporting process was not effective and that the Company does not have sufficient technical expertise to properly apply accounting principles to certain non-routine matters.

Our report dated March 15, 2005, with respect to the consolidated financial statements of OpenTV Corp. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002, as more fully described in Note 2 to the consolidated financial statements.

/s/ KPMG

San Francisco, California
March 15, 2005